                                Exhibit (h)(3)


                              Amended Schedule A
                                    To the
                    Management and Administration Agreement
                            Dated November 27, 2000
                                    between
                            One Group Mutual Funds
                                      and
                    One Group Administrative Services, Inc.

                                  Schedule A
                TO THE MANAGEMENT AND ADMINISTRATION AGREEMENT
                                    BETWEEN
                           ONE GROUP(R) MUTUAL FUNDS
                                      AND
                    ONE GROUP ADMINISTRATIVE SERVICES, INC.

Name of the Multiple Class Funds
--------------------------------
Prime Money Market Fund
U.S. Treasury Securities Money Market Fund
Municipal Money Market Fund
Michigan Municipal Money Market Fund
Ohio Municipal Money Market Fund
Treasury Prime Money Market Fund
U.S. Government Securities Money Market Fund
Cash Management Money Market Fund
Treasury Cash Management Money Market Fund
Treasury Prime Cash Management Money Market Fund
U.S. Government Cash Management Money Market Fund
Municipal Cash Management Money Market Fund
Small Cap Growth Fund
Small Cap Value Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Diversified Mid Cap Fund
Large Cap Growth Fund
Large Cap Value Fund
Equity Income Fund
Diversified Equity Fund
Balanced Fund
Equity Index Fund
Market Expansion Index Fund
Technology Fund
International Equity Index Fund
Diversified International Fund
Real Estate Fund
Health Sciences Fund
Ultra Short-Term Bond Fund
Short-Term Bond Fund
Intermediate Bond Fund
Bond Fund
Income Bond Fund
Government Bond Fund
Treasury & Agency Fund
High Yield Bond Fund
Mortgage-Backed Securities Fund
Short-Term Municipal Bond Fund
Intermediate Tax-Free Bond Fund
Tax-Free Bond Fund
Municipal Income Fund
Arizona Municipal Bond Fund
Kentucky Municipal Bond Fund
Louisiana Municipal Bond Fund
Michigan Municipal Bond Fund


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


Ohio Municipal Bond Fund
West Virginia Municipal Bond Fund

Compensation Regarding Multiple Class Funds
-------------------------------------------

     Compensation for each of the above Funds (the "Multiple Class Funds") shall be at annual rates of the Fund's average daily net assets as follows: twenty one-hundredths of one percent (.20%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement equal to or less than $1,500,000,000; eighteen one-hundredths of one percent (.18%) of amounts included in the portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement between $1,500,000,000 and $2,000,000,000; and sixteen one-hundredths of one percent (.16%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement in excess of $2,000,000,000. The fees pertaining to each Multiple Class Fund shall be computed daily in amounts strictly proportionate to the amount of the Fund's average daily net assets as a percentage of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement, and shall be paid periodically.

Name of Institutional Money Market Funds
----------------------------------------
Institutional Prime Money Market Fund
Treasury Only Money Market Fund
Government Money Market Fund
Tax Exempt Money Market Fund

Compensation Regarding Institutional Money Market Funds
-------------------------------------------------------

     Compensation for each of the Funds listed immediately above (the "Institutional Money Market Funds") shall be at the following annual rates: five one-hundredths of one percent (.05%) of the Fund's average daily net assets. The fees pertaining to each Single Class Fund shall be computed daily and paid periodically.

Name of Fund of Funds
---------------------
Investor Growth Fund
Investor Growth and Income Fund
Investor Balanced Fund
Investor Conservative Growth Fund

Compensation Regarding Fund of Funds
------------------------------------

     Compensation for each of the above Funds (the "Fund of Funds") shall be at annual rates as follows: ten one-hundredths of one percent (.10%) of the Fund's average daily net assets on the first $500,000,000 in Fund assets; seven and one-half one-hundredths of one percent (.075%) of the Fund's average daily net assets between $500,000,000 and $1,000,000,000 and five one-hundredths of one percent (.05%) of the Fund's average daily net assets in excess of $1,000,000,000.

One Group(R) Mutual Funds                One Group Administrative Services, Inc.


By: /s/ Mark A. Beeson                   By: /s/ Robert L. Young
    -------------------------                ------------------------
Date: November 27, 2000                  Date: November 17, 2000
      -----------------------                  ----------------------


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